Exhibit 99.1

Milbank

ABHILASH M. RAVAL

Partner
55 Hudson Yards | New York, NY 10001-2163
T: 212.530.5123
araval@milbank.com | milbank.com

CONFIDENTIAL

October 10, 2022

VIA U.S. MAIL

The Greenrose Holding Company, Inc.

111 Broadway

Amityville, NY 11701

Attn: Timothy Bossidy

Re:	Credit Agreement - Notice of Additional Default

Dear Mr. Bossidy:

We write on behalf of DXR Finance, LLC (“DXR Finance” or “Agent”) in reference to the Credit Agreement, dated November 26, 2021 (“Credit Agreement”), by and among Greenrose Holding Company Inc., formerly known as Greenrose Acquisition Corp., as Borrower (the “Borrower”), the lenders identified on the signature pages of the Credit Agreement (“Lenders”), and DXR Finance, as agent for the Lenders. Except as otherwise specified herein, capitalized terms used in this letter have the meanings given to them in the Loan Documents, as that term is defined in the Credit Agreement.

As set forth in our prior letter of October 2, 2022 (the “October 2 Letter”), a number of Specified Defaults (as defined in the October 2 Letter) under the Loan Documents have occurred and are continuing. Those Specified Defaults remain Events of Default under the Loan Documents, and nothing in this letter should be construed to mean otherwise.

We write to provide notice that the Impending Default described in the October 2 Letter is now an Event of Default under the Loan Documents. The Borrower failed to make the interest payment that was due September 30, 2022, and failed to make the interest payment within five business days of such due date. Specifically, pursuant to Sections 2.4 and 8.1(a) of the Credit Agreement, Borrower’s failure to make the interest payment by the specified date is an Event of Default (the “Additional Specified Default”).

As provided in our October 2 Letter, please be advised that DXR Finance is considering its rights and remedies pursuant to the Loan Documents, including but not limited to, those identified in section 9.1 of the Credit Agreement. Please be further advised that the Agent and Lenders have not waived, and are not waiving, any default or Event of Default, including the Specified Defaults and the Additional Specified Default, whether now existing or hereafter arising under any of the Loan Documents, or its respective rights, remedies, powers, privileges and defenses arising

MILBANK LLP

NEW YORK | LOS ANGELES | WASHINGTON, D.C. | SAO PAULO | FRANKFURT
LONDON | MUNICH I BEIJING | HONG KONG | SEOUL | SINGAPORE | TOKYO

Greenrose Holding Company, Inc.	CONFIDENTIAL
Attn: Timothy Bossidy	October 10, 2022

as a result thereof or otherwise, and no failure on the part of the Agent or Lenders to exercise and no delay in exercising any rights or remedies, including without limitation the right to take any enforcement actions, and no course of dealing with respect to any right, remedy, power, privilege or defense under any of the Loan Documents, at law or in equity or otherwise, arising as the result of any default or Event of Default (including the Specified Defaults and the Additional Specified Default), whether now existing or hereafter arising under any of the Loan Documents, or the occurrence thereof or any other action by the Borrower and no acceptance of partial performance or partial payment by the Lenders or Agent, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, privilege or defense under any of the Loan Documents, at law, in equity or otherwise, preclude any other or further exercise thereof or the exercise of any other right, remedy, power, privilege or defense nor shall any failure to specify any default or Event of Default in this letter constitute any waiver of such default or Event of Default. The rights, remedies, powers, privileges and defenses provided for by any of the Loan Documents are cumulative, may be exercised separately, successively or concurrently at the sole discretion of the Lender, and are not exclusive of any rights, remedies, powers, privileges and defenses provided at law, in equity or otherwise, all of which are hereby expressly reserved.

As provided in our October 2 Letter, please be further advised that (i) no previous or future correspondence or discussions among the Borrower and its officers, directors, shareholders, employees, agents, affiliates subsidiaries and assigns, the Lenders or Agent or any other person regarding any default or Event of Default, whether now existing or hereafter arising under any of the Loan Documents, or the obligations owed by Borrower shall constitute a waiver, estoppel, agreement to forbear or limitation of the Lenders’ or Agent’s rights, remedies, powers, privileges and defenses under the any of the Loan Documents, applicable law or otherwise unless and until said action is evidenced by an express writing executed by authorized representatives of the Lenders or Agent and (ii) neither the delivery of this notice, nor the prior or future collection of any interest, principal or other amount by the Lenders or Agent with respect to any of the Loan Documents shall be construed to limit or waive the Lenders’ or Agent’s right to receive any and all other sums which are or may become due or payable under any of the Loan Documents or otherwise, including without limitation costs of collection, costs of enforcement and late payment charges.

Sincerely,

/s/Abhilash M Raval
Abhilash M. Raval

cc (via email):

Feuerstein Kulick LLP

810 Seventh Avenue, 34th Floor

New York, NY 10019

Attention: Samantha Gleit

Email: Samantha@dfmklaw.com

MILBANK LLP

NEW YORK | LOS ANGELES | WASHINGTON, D.C. | SAO PAULO | FRANKFURT
LONDON | MUNICH | BEIJING | HONG KONG | SEOUL | SINGAPORE | TOKYO

Greenrose Holding Company, Inc.	CONFIDENTIAL
Attn: Timothy Bossidy	October 10, 2022

Tarter Krinsky & Drogin LLP

1350 Broadway,

New York, NY 10018

Attention: Guy Molinari

Email: gmolinari@tarterkrinsky.com

MILBANK LLP

NEW YORK | LOS ANGELES | WASHINGTON, D.C. | SAO PAULO | FRANKFURT
LONDON | MUNICH | BEIJING | HONG KONG | SEOUL | SINGAPORE | TOKYO

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